Exhibit 3.04

CODE OF REGULATIONS

OF

STATE AUTO FINANCIAL CORPORATION

ARTICLE I

Meetings of Shareholders

Section 1.  Annual Meeting.  The annual meeting of shareholders for the election of directors, the consideration of reports to be laid before the meeting, and the transaction of such other business as may properly be brought before the meeting shall be held on the date and at the time designated by the directors or by the other person or persons calling the meeting or, in the absence of such designation, at 10:00 o’clock a.m. on the first Monday of the fourth month following the close of the Corporation’s fiscal year.

Section 2.  Special Meetings.  Special meetings of shareholders may be called by the Chairman of the Board, if any, by the President (or, in the case of the President’s absence, death or disability, the Vice President authorized to exercise the authority of the President, if any), by the directors acting at a meeting, by a majority of the directors acting without a meeting, or by the holders of at least 25% of all shares outstanding and entitled to vote at the meeting.

Section 3.  Place of Meetings.  Meetings of shareholders shall be held at the principal office of the Corporation unless, with respect to meetings called by the directors, the directors determine that the meeting shall be held at some other place within or without the State of Ohio and cause such place to be specified in the notice of the meeting.  The directors may authorize that the meeting shall not be held at any physical place, but instead be held solely by means of communications equipment.

Section 4.  Notice of Meeting; Adjournment; Waiver of Notice.  (a) A written notice of each annual or special meeting of shareholders, stating the time, place, if any, and purposes of the meeting, and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment shall be given by or at the direction of the President or the Secretary or any other person required or permitted to give the notice, not less than seven nor more than 60 days before the meeting by personal delivery or mail, overnight delivery service, or any other means of communication authorized by the shareholder to whom the notice is given, to every shareholder who is entitled to notice of the meeting and who is a shareholder of record as of the day preceding the date on which notice is given (or as of such other record date as may be fixed by the directors).  If mailed or sent by overnight delivery service, the notice shall be sent to the shareholder at the shareholder’s address as it appears on the records of the Corporation.  If sent by another means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for those transmissions.

(b)  Upon request in writing delivered either in person or by registered or certified mail to the President or the Secretary by any person or persons entitled to call a meeting of shareholders, that officer receiving the request shall forthwith cause notice of a meeting to be held on a date not less than seven nor more than sixty (60) days after the receipt of the request, the officer may fix, to be given to each shareholder who is entitled to receive notice.  If the notice is not given within fifteen (15) days after the delivery or mailing of the request, the persons calling the meeting may fix the time of meeting and give notice of the time of the meeting as provided in Section 4(a), or cause the notice to be given by any designated representative.

(c)  Notice of the time, place, if any, and purposes of any meeting of shareholders, whether required by law, the Articles of Incorporation, or these Regulations, may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of the meeting.  The attendance of any shareholder at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by the shareholder of notice of the meeting.  A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a person described in this section and that contains a waiver by that person is a writing for the purposes of this section.

Section 5.  Quorum; Adjournment; Action by Shareholders.  (a) The holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person, by proxy, or by the use of communications equipment, shall constitute a quorum for all purposes, but no action required to be authorized or taken by the holders of a designated proportion of the shares of any class or of each class may be authorized or taken by a lesser proportion.

(b)  The holders of a majority of the voting shares present at a meeting in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present.  Notice of adjournment of a meeting need not be given if the time and place, if any, to which it is adjourned and the means, if any, by which shareholders can be present and vote at the adjourned meeting through the use of communications equipment are fixed and announced at the meeting.

(c)  At any meeting at which a quorum is present, all matters that come before the meeting shall be determined by the vote of the holders of a majority of the voting shares present at the meeting in person, by proxy, or by the use of communications equipment, except when a different proportion is required by law, by the Articles of Incorporation, or by these Regulations.

Section 6.  Participation in Meetings by Communications Equipment.  If authorized by the directors, shareholders and proxyholders may participate in a meeting of the shareholders by means of any communications equipment that enables shareholders or proxyholders an opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting and to speak or otherwise participate in the proceedings contemporaneously with those physically present.  Any shareholder using communications equipment will be deemed present in person at the meeting whether the meeting is to be held at a designated place or solely by means of communications equipment.

Section 7.  Action Without a Meeting.  Except as otherwise provided in Article VIII of these Regulations, any action that may be authorized or taken at a meeting of shareholders of the Corporation may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.  A telegram, cablegram, electronic mail or other transmission capable of authentication that appears to have been sent by a person described in this section and that contains an affirmative vote or approval of that person is a signed writing for the purposes of this section.  The date on which that telegram, cablegram, electronic mail, or electronic or other transmission is sent is the date on which the writing is signed.

Section 8.  Proxies.  (a)  A person who is entitled to attend a meeting of the shareholders, to vote at a meeting of the shareholders, or to execute consents, waivers, or releases, may be represented at such meeting or may vote at such meeting, and may execute consents, waivers, and releases, and exercise any of the person’s other rights, by proxy or proxies appointed by a writing signed by the person or appointed by a verifiable communication authorized by the person.  Any transmission that creates a record capable of authentication, including, but not limited to, a telegram, a cablegram, electronic mail, or an electronic, telephonic, or other transmission, that appears to have been transmitted by the person, and that appoints a proxy is a sufficient verifiable communication to appoint a proxy.  A photographic, photostatic, facsimile transmission, or equivalent reproduction of a writing that is signed by the person and that appoints a proxy is a sufficient writing to appoint a proxy.  No appointment of a proxy shall be valid after the expiration of eleven (11) months after it is made unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.

(b)  Every appointment of a proxy shall be revocable unless (except to the extent otherwise provided by law) such appointment is coupled with an interest.  Without affecting any vote previously taken, the person appointing a proxy may revoke a revocable appointment by a later appointment received by the Corporation or by giving notice of revocation to the Corporation in writing or in open meeting.  The presence at a meeting of the person appointing a proxy does not revoke the appointment.

ARTICLE II

Directors

Section 1.  Number of Directors.  Until changed in accordance with the provisions of this section, there shall be two (2) directors of the Corporation.  The number of directors of the Corporation may be changed:  (i) at any meeting of shareholders called for the purpose of electing directors, at which a quorum is present, by the affirmative vote of the holders of a majority of the voting shares of the Corporation present in person or by proxy at the meeting, or (ii) at any meeting of directors at which a quorum is present, by the affirmative vote of a majority of the directors present; provided, however, that in no event shall the number of directors be less than one. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

Section 2.  Election and Term of Office; Resignations.  Only persons nominated at a meeting of shareholders at which directors are to be elected are eligible for election as directors.  At all elections of directors, the candidates receiving the greatest number of votes shall be elected.  Each director shall hold office until the annual meeting of shareholders next succeeding the director’s election and until the director’s successor is elected, or until the earlier resignation, removal from office or death of the director.  Any director may resign at any time by oral statement to that effect made at a meeting of the directors or by a writing to that effect delivered to the Secretary.  A director’s resignation will take effect immediately or at such other time as the director may specify.

Section 3.  Removal from Office.  The directors may remove any director and thereby create a vacancy if by order of court the director has been found to be of unsound mind, if the director is adjudicated bankrupt, or if within sixty (60) days from the date of the election of a director the director does not qualify by accepting in writing the election or by acting at a meeting of the directors.  Additionally, all the directors or any individual director may be removed from office, without assigning any cause, by the vote of the holders of a majority of the voting power of the Corporation entitling them to elect directors in place of those to be removed, except that, unless all the directors are removed, no individual director may be removed if the votes of a sufficient number of shares are cast against the removal of the director that, if cumulatively voted at an election of all directors, would be sufficient to elect at least one director.  If a director is removed by the vote of the shareholders, a new director may be elected at the same meeting for the unexpired term.

Section 4.  Vacancies.  The office of a director becomes vacant if the director dies or resigns, or if the director is removed and a director is not elected to fill the unexpired term.  A vacancy also exists if the directors increase the authorized number of directors, or if the shareholders increase the authorized number of directors but fail at the meeting at which such increase is authorized, or an adjournment of that meeting, to elect the additional directors for which provision is made, or if the shareholders fail at any time to elect the whole authorized number of directors.  The remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any vacancy for the unexpired term.

ARTICLE III

Authority, Meetings, and Committees of the Directors

Section 1.  Authority of Directors.  Except where the law, the Articles of Incorporation, or these Regulations, require action to be authorized or taken by shareholders, all of the authority of the Corporation shall be exercised by or under the direction of the directors.

Section 2.  Meetings of the Directors.  (a)  An organizational meeting of the directors shall be held immediately following the adjournment of each annual meeting of the shareholders of the Corporation, and notice of the organizational meeting of the directors need not be given unless the meeting will not be held at the same location as the annual meeting of shareholders.

(b)  The directors may provide, by by-law or resolution, for other meetings of the directors.  Special meetings of the directors also may be held at any time upon call of the Chairman of the Board, if any, by the President, or by any two directors.

(c)  The organizational meeting of the directors shall be held at the same location as the annual meeting of shareholders unless otherwise set forth in a notice of the meeting.  All other meetings of the directors shall be held at the principal office of the Corporation unless the directors determine that a meeting shall be held at some other place within or without the State of Ohio and cause the notice thereof to so state.

(d)  Except as otherwise provided in these Regulations, notice of the place, if any, and time of each meeting of the directors shall be given to each director, either by personal delivery or by mail, telegram, cablegram, overnight delivery service, or any other means of communication authorized by the director, or any means authorized by statute, at least two (2) days prior to the date of such meeting.  The notice need not specify the purposes of the meeting and, unless otherwise specified in the notice, any business may be transacted at any meeting of directors.  Notice of a meeting of the directors may be waived in writing, either before or after the holding of the meeting, by any director, which writing shall be filed with or entered upon the records of the meeting.  A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by the director and that contains a waiver by the director is a writing for the purposes of this section.  The attendance of any director at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by the director of notice of the meeting.

Section 3.  Quorum; Adjournment; Action by Directors.  A majority of the whole authorized number of directors shall constitute a quorum for the transaction of business, except that a majority of the directors then in office shall constitute a quorum for filling a vacancy among the directors.  Whether or not a quorum is present, a majority of the directors present may adjourn the meeting from time to time.  Notice of adjournment of a meeting of directors need not be given if the time and place to which the meeting is adjourned are fixed and announced at the meeting.  The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the board, unless the act of a greater number is required by law, the Articles of Incorporation, or these Regulations.

Section 4.  Action Without a Meeting.  Any action that may be authorized or taken at a meeting of the directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.  A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a director and that contains an affirmative vote or approval of that person is a signed writing for the purposes of this section.  The date on which that telegram, cablegram, electronic mail, or electronic or other transmission is sent is the date on which the writing is signed.

Section 5.  Action by Communications Equipment.  Directors may participate in a meeting of the directors (or any committee of directors) by means of any communications equipment if all persons participating can hear each other, and such participation shall constitute presence at the meeting.

Section 6.  By-Laws.  The directors may adopt by-laws for their own government that are not inconsistent with law, the Articles of Incorporation, or these Regulations.

Section 7.  Committees of the Directors.  (a)  The directors may create one or more committees of directors, each of which shall consist of at least one director, and may authorize the delegation to any such committee of any of the authority of the directors, however conferred, other than the authority of filling vacancies among the directors or in any committee of the directors.  In creating any committee of the directors, the directors shall specify a designation by which it shall be known and shall fix its powers and authority.

(b)  The directors may appoint one or more directors as alternate members of any committee of the directors, who may take the place of any absent member or members at any meeting of the particular committee.

(c)  Each committee of the directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors.

(d)  An act or authorization of an act by any committee of the directors within the authority delegated to it by the directors shall be as effective for all purposes as the act or authorization of the directors.

(e)  Any committee of the directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members, which writing or writings shall be filed with or entered upon the records of the Corporation.

ARTICLE IV

Officers

Section 1.  Officers.  The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers (including, without limitation, a Chairman of the Board and one or more Presidents and Vice Presidents) and assistant officers as the directors may from time to time determine.

Section 2.  Election and Term of Office.  The officers shall be elected by the directors.  The Chairman of the Board, if one is elected, shall be a director.  Any two (2) or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if the instrument is required to be executed, acknowledged, or verified by two (2) or more officers.  Each officer shall hold office until the next organizational meeting of the directors following election of the officer or until the earlier resignation, removal from office, or death of the officer.  The directors may remove any officer at any time, with or without cause.  The directors may fill any vacancy in any office occurring from whatever reason.

Section 3.  Duties of Officers.  Each officer and assistant officer shall have such duties as may be specified by law or as may be determined by the directors from time to time.  In addition to the foregoing, unless otherwise determined by the directors, the following officers shall have the authority and shall perform the duties set forth below:

(i)      Chairman of the Board.  The Chairman of the Board, if any, shall preside at all meetings of the directors and, unless that duty has been delegated by the directors to the President or another officer, at all meetings of the shareholders.  The general authority of the Chairman of the Board to execute on behalf of the Corporation any contracts, notes, deeds, mortgages, and other papers not requiring specific approval of the directors or the execution of which the directors have not specifically delegated to another individual shall be co-ordinate with the authority of the President.

(ii)    President.  The President shall preside at all meetings of the shareholders and at all meetings of the directors, other than meetings at which the Chairman of the Board, if any, presides in accordance with the provisions of the preceding section.  Subject to the direction of the directors and to the delegation by the directors to the Chairman of the Board of specific or general executive supervision over the property, business, and affairs of the Corporation, the President shall have general executive supervision over the property, business, and affairs of the Corporation.  The President may execute on behalf of the Corporation any contracts, notes, deeds, mortgages, and other papers not requiring specific approval of the directors or the execution of which the directors have not specifically delegated to another individual.

(iii)   Vice President.  The Vice President, if any, shall perform all of the duties of the President, in case of the President's disability.  The authority of the Vice President to execute on behalf of the Corporation any contracts, notes, deeds, mortgages, and other papers not requiring specific approval of the directors or the execution of which the directors have not specifically delegated to another individual shall be co-ordinate with the authority of the President.  If more than one Vice President is elected, the Vice President designated by the directors shall perform the duties of the President upon the President's disability.  If the directors fail to make such a designation, the Vice President who has held the office of Vice President for the longest consecutive period immediately prior to the President's disability shall perform the duties of the President.

(iv)   Secretary.  The Secretary shall keep the minutes of meetings of the shareholders and the directors.  The Secretary shall keep such books as may be required by the directors and shall give notices of meetings of the shareholders and the directors required by law or by these Regulations or otherwise.  The Secretary shall have authority to execute certificates attesting to action taken by the shareholders or directors.  The Secretary shall have authority to execute all documents requiring the Secretary's signature.

(v)    Treasurer.  The Treasurer shall receive and have in his or her charge all money, bills, notes, bonds, securities of other corporations, and similar property belonging to the Corporation, and shall do with this property as may be determined by the directors.  The Treasurer shall keep accurate financial accounts and hold records open for the inspection and examination of the directors.  The Treasurer shall have authority to execute all documents requiring the Treasurer's signature.

ARTICLE V

Indemnification and Insurance

Section 1.  Costs Incurred.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding provided that: (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; (b) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful; and (c) in any action or suit by or in the right of the Corporation, no indemnification shall be made with respect to any amounts paid in settlement or with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Common Pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper.  The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 2.  Indemnification Procedure.  Any indemnification under Article 5, Section 1 shall be made by the Corporation only if and as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Article 5, Section 1.  Such determination shall be made by one of the following methods: (a) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit, or proceeding; or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel retained by the Corporation, other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years; or (c) by the shareholders; or (d) by the Court of Common Pleas of Franklin County, Ohio, or the court in which such action, suit, or proceeding was brought.

Section 3.  Advance Payment of Costs.  Expenses, including attorneys’ fees, incurred in defending any action, suit, or proceeding referred to in Section 5, Article 1 may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

Section 4.  Non-Exclusive. The indemnification authorized in this Article shall not be deemed exclusive of any other rights to which persons seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office

Section 5.  Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article or under Chapter 1701, Ohio Revised Code.

Section 6.  Survival.  The indemnification authorized in this Article shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent.

Section 7.  Successors. The indemnification authorized in this Article shall inure to the benefit of the heirs, executors, and administrators of any person entitled to indemnification under this Article.

ARTICLE VI

Shares

Section 1.  Form of Certificates and Signatures.  Each holder of shares shall be entitled to one or more certificates in the form approved by the directors, signed by the Chairman of the Board, the President, or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer, which shall certify the number and class of shares of the Corporation held by the shareholder, but no certificate for shares shall be executed or delivered until the shares are fully paid.

Section 2.  Replacement of Certificates.  No certificate for shares shall be delivered in place of any certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of such loss, theft, or destruction as the Board of Directors in its discretion may require and, unless waived by the Board of Directors, upon delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety as the Board of Directors in its discretion may require.

ARTICLE VII

Other Matters

Section 1.  Computation of Time for Notice.  In computing the period of time for giving notice for any purposes under these Regulations, the day on which the notice is given shall be excluded and the day when the act for which notice is given is to be done shall be included.  Notice given by mail shall be deemed to have been given when deposited in the mail.

Section 2.  Authority to Transfer and Vote Securities.  Each officer of the Corporation is authorized to sign the name of the Corporation and to perform all acts necessary to effect on behalf of the Corporation a sale, transfer, assignment, or other disposition of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants, or other securities of another corporation and to issue the necessary powers of attorney.  Each officer is authorized, on behalf of the Corporation, to vote the securities, to appoint proxies with respect thereto, to execute consents, waivers, and releases with respect thereto, or to cause any such action to be taken.

ARTICLE VIII

Amendments

These Regulations may be amended or repealed, or new Regulations adopted:  (i) at any meeting of shareholders called for that purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal, or (ii) without a meeting, by the written consent of the holders of record of shares entitling them to exercise two-thirds (2/3) of the voting power of the Corporation on such proposal.  If the Regulations are amended or repealed, or new Regulations are adopted, without a meeting of the shareholders, the Secretary shall send a copy of the amendment or the new Regulations to each shareholder who would have been entitled to vote thereon but did not participate in the adoption thereof.